SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 27, 2010 (April 22, 2010)
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 644-4982
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws., Changes in Fiscal Year.
Amendment to Articles of Incorporation to Increase Authorized Common Stock
On April 22, 2010, the shareholders of Synovus Financial Corp. (the “Company”) approved an amendment (the “Share Increase Amendment”) to Article 4 of the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) to 1,200,000,000 shares.
The Share Increase Amendment was approved by the Company’s board of directors (the “Board”) on January 28, 2010, subject to shareholder approval, and was effective upon approval by the Company’s shareholders and the filing of the Articles Amendment with the Secretary of State of Georgia on April 22, 2010. The full text of the Share Increase Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The above summary is qualified in its entirety by reference to the full text of the Share Increase Amendment filed as Exhibit 3.1.
Articles of Designation – Series B Participating Preferred Stock
On April 27, 2010, the Company filed with the Secretary of State of the State of Georgia Articles of Amendment to the Company’s Articles of Incorporation, as amended (the “Series B Designations Amendment”) authorizing the issuance of up to 2,500 shares of Series B Participating Cumulative Participating Preferred Stock (“Series B Preferred Stock”) and setting forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock. A copy of the Series B Designations Amendment is filed herewith as Exhibits 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company’s 2010 annual shareholders’ meeting was held on April 22, 2010. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.
Proposal 1
The proposal was to elect as directors the eighteen nominees named in the proxy statement for Synovus’ 2010 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions
Daniel P. Amos	1,219,073,053	136,385,148	9,640,079
Richard E. Anthony	1,322,990,980	32,576,746	9,530,554
James H. Blanchard	1,321,601,161	34,060,164	9,436,955
Richard Y. Bradley	1,189,137,589	166,385,192	9,575,499
Frank W. Brumley	1,205,593,079	145,649,007	13,856,194
Elizabeth W. Camp	1,229,233,759	122,153,161	13,711,360
Gardiner W. Garrard, Jr.	1,286,311,172	64,471,223	14,315,885
T. Michael Goodrich	1,230,089,893	120,540,183	14,468,204
V. Nathaniel Hansford	1,227,057,093	124,226,696	13,814,491
Mason H. Lampton	1,237,050,825	114,189,692	13,857,763
Elizabeth C. Ogie	1,236,371,878	115,166,338	13,560,064
H. Lynn Page	1,239,764,849	115,218,004	10,115,427
J. Neal Purcell	1,237,730,324	112,797,641	14,570.315
Kessel D. Stelling, Jr.	1,320,634,254	29,910,856	14,553,170
Melvin T. Stith	1,228,508,929	123,294,562	13,294,789
Philip W. Tomlinson	1,286,041,392	64,578,669	14,478,219
William B. Turner, Jr.	1,291,462,254	63,213,996	10,422,030
James D. Yancey	1,325,325,989	29,656,858	10,115,433
     There were 119,842,952 broker non-votes for each director on this proposal.
Proposal 2
The proposal was to amend Article 4 of the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock.

Votes For	Votes Against	Abstentions
1,381,777,385	88,306,221	14,857,625
Proposal 3
The proposal was to approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions
1,374,124,827	82,212,405	28,603,999
Proposal 4
The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2010.

Votes For	Votes Against	Abstentions
1,462,692,915	14,088,969	8,159,347

Item 9.01	Financial Statements and Exhibits
                (d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of Synovus Financial Corp.

3.2	Articles of Amendment to Articles of Incorporation of Synovus Financial Corp. establishing the terms of the Series B Participating Cumulative Preferred Stock.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: April 27, 2010	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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